Boca Raton, Fl. September 26, 2008- Neptune Industries, Inc. (OTC-NPDI.BB), announced today that it has filed a complaint with the Financial Industry Regulatory Authority ( FINRA) regarding the actions of several South Florida individuals and brokerage firms alleging misconduct and other violations, including manipulation of the Company?s stock price.

A Company spokesperson stated, On a number of occasions, it has been brought to our attention that certain individuals and firms may be working together to drive the price of the Company?s common stock below the conversion price of a convertible debenture note issued in a placement conducted on behalf of the Company by the placement agent. Furthermore, the Company has been informed that certain shareholders have been advised that unspecified ?rumors? have been circulating regarding Neptune, and that information communicated to debenture holders by the same parties, without Neptune?s knowledge, during the debenture offering may not have been accurate, when in fact the information contained in the Company?s offering documents and distributed as part of the offering, was accurate. There are also indications that members of the firms involved may be shorting the common stock of the Company, contrary to the interests of, and disclosures to, their own customers, who are now Neptune shareholders. The Company has no knowledge of the status or course of any pending FINRA investigation, which is handled on a confidential basis by FINRA.

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This news release may contain forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements that include the words "believes", "expects", "anticipates" or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to differ materially from those expressed or implied by such forward-looking statements. This news release speaks as of the date first set forth above and the Company assumes no responsibility to update the information included herein for events occurring after the date hereof.